CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): January 15, 2012 (January 3, 2012)

Radient Pharmaceuticals Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other
jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
(Address of principal executive offices (zip code))

714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5 Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or By-Laws

Section 8- Other Events
Item 8.01- Other Events

On January 3, 2012, we filed a Form 8K disclosing that we were going to effect a 1:25 reverse split of our outstanding common stock on or before January 15, 2012. The reverse split cannot be effected in the OTC Market on which our stock trades without the approval of the Financial Industry Regulatory Authority (FINRA). Although we timely submitted our FINRA application, FINRA has advised us that their review process is longer than usual and therefore the reverse split will not become effective by January 15, 2012. We shall file another amendment to this 8-K to publicly disclose when the split is effective.

The failure to conduct the reverse split by January 15, 2012 constitutes an event of default under certain of our outstanding notes, although none of the note holders have declared a default as of the date of this Report.  As of the date of this Report, all of the note holders effected by this delay have informed us that they will not declare a default unless we do not complete the split by February 28, 2012, if we do not file this 8K pre-market, Tuesday, January 17, 2012 or if any of the note holders with similar rights declare a default, take any enforcement action or receive a benefit in connection with our failure to consummate the split timely.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:	/s/ Akio Ariura
Name: Akio Ariura
Title: Chief Financial Officer

Dated: January 16, 2012